SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 12, 2012

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )
3471 River Hills Drive, Cincinnati, Ohio		45244
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 271-3700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On June 12, 2012, Meridian Bioscience, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with John A. Kraeutler, Chief Executive Officer of the Company, which amended and restated an employment agreement with Mr. Kraeutler dated February 15, 2001, as previously amended on December 29, 2008.  In connection with the Employment Agreement, on June 12, 2012, the Company also entered into a Supplemental Benefit Agreement (the “Supplemental Agreement” and, collectively with the Employment Agreement, the “Agreements”) with Mr. Kraeutler, which amended and restated a salary continuation agreement dated January 19, 1995, as previously amended on April 24, 2001, December 29, 2008 and August 3, 2011.  The purpose of the Agreements is to secure Mr. Kraeutler’s employment by the Company through the Employment Agreement’s initial term ending September 30, 2014 and provide optional additional one year terms.

Subject to certain adjustments related to termination due to death, disability, cause or good reason (as defined therein), the Agreements provide that Mr. Kraeutler will be entitled to:

Employment Agreement
•	Annual base salary of no less than $562,000
•	Annual bonus as established by the Board of Directors
•	One-time grant of 25,000 performance-based restricted stock units under the Company’s 2012 Stock Incentive Plan, to vest in full on September 30, 2014 subject to attainment of performance targets
•	Eligibility to receive additional grants of stock-based compensation under the Company’s 2012 Stock Incentive Plan
•
In the event of (i) termination by the Company without cause, (ii) termination by Mr. Kraeutler for good reason or (iii) termination by the Company other than for cause or by Mr. Kraeutler without good reason, 90 days prior to or within thirty-six (36) months following a change of control, eligibility to receive a lump sum payment equal to three (3) times the sum of average annual base salary and average annual bonus amounts received for the immediately preceding thirty-six (36) months, and continued participation in all Company benefit programs in which participating as of termination for a period equal to the lesser of three (3) years or until the date employed at another location

•	Re-affirmation by the Company and Mr. Kraeutler of the terms of the Non-Competition and Confidentiality Agreement dated October 8, 1992

Supplemental Agreement
•
Eligibility to receive post-retirement payments totaling $1,200,000, payable in one hundred twenty (120) monthly payments of $10,000, in the event of a qualified retirement from service (as defined therein); total payments reduced to $600,000, payable in one hundred twenty (120) monthly payments of $5,000, in the event of a non-qualified retirement from service (as defined therein)

•	Lifetime insurance benefits including Medicare health insurance supplement premiums and comprehensive long-term care insurance premiums

The foregoing summary of the Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such documents, copies of which are filed as Exhibit 10.17 and Exhibit 10.18 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01                   Financial Statement and Exhibits.

(d)      Exhibits

10.17	Amended and Restated Employment Agreement Dated June 12, 2012 between Meridian and John A. Kraeutler

10.18	Supplemental Benefit Agreement between Meridian and John A. Kraeutler Dated June 12, 2012 (referred to as the Salary Continuation Agreement prior to June 12, 2012)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2012	MERIDIAN BIOSCIENCE, INC By: /s/ Melissa A. Lueke Melissa A. Lueke Executive Vice President and Chief Financial Officer (Principal Accounting Officer)